CONTACTS:	Tier One Partners	Investor Relations	Boomerang Tracking
LoJack Corporation	Jeanne Bock	John Swanson	Rosie Lucifero
Paul McMahon	781-861-5249	516-671-8582	514-234-8722, X493
781-251-4130 (office)	Laura Feng
781-910-0904 (cell)	978-975-1414

LOJACK CORPORATION TO ACQUIRE BOOMERANG TRACKING INC.,
CANADA’S LEADER IN STOLEN VEHICLE RECOVERY

Acquisition is Milestone in Achieving LoJack’s Vision of Expanded Global Leadership

WESTWOOD, MA, August 17—LoJack Corporation (NASDAQ: LOJN), the premier global marketer of wireless security and location products and services, announced today that it had entered into a definitive agreement to acquire Boomerang Tracking Inc. (TSX: BMG), the dominant marketer and provider of stolen vehicle recovery technology in Canada, for CAD $2.95 per share payable, at the option of the shareholder, in cash or in a combination of cash, LoJack stock or securities exchangeable into LoJack stock. The total value of the transaction is approximately USD $48 (CAD $64) million. The net value of the transaction at closing will reflect the total value of USD $48 million reduced by Boomerang Tracking’s approximately USD $12 million cash on hand.

Upon completion of the acquisition, LoJack will add to its organization a trusted, highly profitable company with an established brand that complements its own core business. Moreover, LoJack will expand its operations and gain access to the Canadian market, including the provinces of Quebec, Ontario and British Columbia, where Boomerang Tracking is the leader in stolen vehicle recovery. LoJack also will gain Boomerang Tracking’s expertise in marketing to insurance companies, as well as technology that may be leveraged for new applications globally.

In making the announcement, LoJack Chairman and CEO Ronald J. Rossi said, “The acquisition accelerates LoJack’s growth and makes an important contribution to LoJack’s vision of being the leading global provider of wireless tracking and recovery services. We believe that there are opportunities for future introductions of new products that use both LoJack and Boomerang Tracking technologies, as well as the potential to leverage the companies’ complementary brands and channels for more effective market penetration world wide.”

“Boomerang Tracking generated CAD $26.2 million in revenues and CAD $3.3 million in net income for its most recent fiscal year ending April 30, 2004. Based on a fourth quarter close, we expect the acquisition to be neutral to earnings per share in 2004 and accretive in 2005 and beyond. We also remain confident that LoJack Corporation will meet its stated guidance of 10 percent revenue growth and 20 percent net income growth in its existing business in 2004,” Mr. Rossi said.

Boomerang Tracking President and CEO Peter Lashchuk said, “As one of the Deloitte Canadian Technology Fast 50 companies, Boomerang Tracking has built a solid reputation that has propelled it to the forefront of the stolen vehicle recovery market in Canada. By joining LoJack, we believe we can more effectively increase our penetration in existing markets and enter new markets through the synergy created by our two organizations.”

The total consideration in the transaction of USD $48 million will be paid in cash, or at the option of the holder, in a combination of cash, LoJack stock or securities exchangeable into LoJack stock. A maximum of 30% of the total consideration will be in stock and in no event will the transaction result in the issuance of more than 1.6 million shares of LoJack common stock. LoJack will finance the cash portion of the consideration via an acquisition term loan for which it has received a commitment from its lending institution.

The Boards of Directors of both companies have received fairness opinions from their respective financial advisors and have approved the acquisition. In addition, the Independent Committee of the Board of Directors of Boomerang Tracking has recommended the approval of the acquisition to its shareholders. Principal shareholders of Boomerang Tracking controlling approximately 56 percent of Boomerang Tracking’s outstanding shares have already agreed to vote their shares in favor of the acquisition. The Combination Agreement provides for the payment of a CAD $3 million break-up fee in the event the transaction is not completed under certain circumstances.

The proposed acquisition is expected to close in the fourth quarter of 2004 and is subject to customary closing conditions, as well as approvals by two-thirds of the Boomerang Tracking shareholders and the Superior Court of Quebec, appropriate regulatory and other authorities, and compliance with the Canadian Business Corporations Act.

Harris Nesbitt, a member of BMO Financial Group, served as financial advisor to LoJack Corporation and provided a fairness opinion to the Board of Directors of LoJack Corporation.

Conference Call and Webcast:
LoJack Corporation and Boomerang Tracking, Inc. will host a conference call today at 2 p.m. EDT to discuss the acquisition. To join the call, dial 1-888-243-1119 (U.S. and Canada). There is no password.

In addition, the call will be web cast live. To access the web cast log on to: http://phx.corporate-ir.net/playerlink.zhtml?c=78604&s=wm&e=928834.  The web cast will be available until 5 p.m. EDT, September 17, 2004.

A replay of the conference call will be available through September 17, 2004 at 5 p.m. EDT. The call-in number for the replay is 1-800-633-8284 or 1-402-977-9140 (a non-800 exchange for international calls). The reservation number for the replay is 21205619.

There is no password. An archive of the webcast will be available through www.lojack.com.

About LoJack:
LoJack Corporation, the premier worldwide marketer of wireless security and location products and services, is the global leader in stolen vehicle recovery. Its stolen vehicle recovery system, delivering a better than 90 percent success rate, is uniquely integrated into law enforcement agencies in the United States that use LoJack’s in-vehicle tracking equipment to recover stolen vehicles. The LoJack System operates in 22 states and the District of Columbia, representing areas of the country with the greatest population density, and highest number of new vehicle sales and incidence of vehicle theft. In addition, LoJack technology is utilized by law enforcement and security organizations in more than 25 countries throughout Europe, Africa and Latin America.

About Boomerang Tracking:
Boomerang Tracking Inc. markets and distributes the Boomerang® tracking devices, proprietary products using technology patented by the Company. The Boomerang, Boomerang2™ and GSM-based units are the central devices in a system that uses the wireless networks of major regional telecommunications companies for tracking stolen assets. With tracking capabilities across Canada and the United States, the Boomerang Tracking System is capable of locating stolen automobiles, heavy equipment and valuable assets. As a result of its success, the Company has received the endorsement of members of the insurance industry. The Boomerang devices are available and installed through a network of authorized dealers in Quebec, Ontario and British Columbia. The Company’s head office, research and development center and manufacturing facilities are located in Montreal, Quebec.

From time to time, information provided by LoJack or Boomerang Tracking (the “Companies”) or statements made by their employees may contain “forward-looking” information, which involve risk and uncertainties. Moreover, there is no assurance that the transactions described in this news release will be completed at all, or completed upon the terms and conditions described in this news release. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the Companies’ market and customers, the Companies’ objectives and plans for future operations and products and the Companies’ expected liquidity and capital resources).

Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the ability to obtain approvals for the acquisition on the proposed terms and schedule, the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the acquisition may not be fully realized or may take longer to realize than expected; and disruption from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers. Factors that may cause differences in the businesses of the Companies in the future, include: the continued and future acceptance of the Companies’ products and services; the effectiveness of the Companies’ marketing initiatives; the rate of growth in the industries of the Companies’ customers; the presence of competitors with greater technical, marketing, and financial resources; the Companies’ ability to promptly and effectively respond to technological change to meet evolving customer needs; the extent of LoJack’s use of third party installers and distributors; capacity and supply constraints or difficulties; the Companies’ ability to successfully expand its operations and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning LoJack, reference is made to LoJack’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Companies do not undertake to update the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

No regulatory authority has approved or disapproved of the information contained herein.

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